Execution Version
Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 29, 2019 by and among East West Bank (“Bank”), New Age Beverages Corporation (“Borrower”), New Age Health Sciences, Inc. (“New Age Health”), Morinda, Inc. (“Morinda” and together with New Age Health, “Grantors”).

RECITALS

A.           Bank has agreed to make Credit Extensions to Borrower in the amount and manner set forth in that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), between Bank and Borrower. Capitalized terms used herein that are not otherwise defined herein are used as defined in the Loan Agreement).

B.           Bank is willing to extend financial accommodations to Borrower, but only upon the condition, among others, that Borrower and Grantors shall grant to Bank a security interest, effective upon the date hereof, in certain Copyrights, Trademarks and Patents to secure the obligations of Borrower under the Loan Agreement.

Now, Therefore, Borrower and each Grantor agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement and under any other Loan Document, Borrower and each Grantor hereby grants and pledges to Bank a security interest in all of its respective right, title and interest in, to and under its intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interests in the Intellectual Property granted to Bank under the Loan Agreement and that certain Guarantee and Pledge Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Guarantee”), by and among Grantors, NABC Properties, LLC, NABC, Inc., Morinda Holdings, Inc., Tropical Resources, Inc., Morinda USA, Inc., Morinda Worldwide, Inc., and Morinda Japan GK and Bank. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement, the Guarantee and the other Loan Documents to which Borrower or any Grantor is a party, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement, the Guarantee or any of the other Loan Documents to which Borrower or any Grantor is a party, or now or hereafter existing at law or in equity shall be cumulative and concurrent and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement, the Guarantee or any of the other Loan Documents to which Borrower or any Grantor is a party, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies. Notwithstanding the foregoing, in the event of any conflict between this Agreement and the Loan Agreement, the Loan Agreement shall control.

Borrower and each Grantor represents and warrants that Exhibits A, B and C attached hereto set forth any and all intellectual property rights of Borrower and such Grantor which are registered with or subject to an application filed with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by as of the first date written above.

Address of Borrower: 1700 East 68th Avenue Denver, CO 80229	BORROWER: NEW AGE BEVERAGES CORPORATION By _______________________________ Name: Title:
Address of Grantor: 1700 East 68th Avenue Denver, CO 80229	GRANTOR: NEW AGE HEALTH SCIENCES, INC. By _____________________________ Name: Title:
Address of Grantor: 737 East 1180 South American Fork, UT 84003	GRANTOR: MORINDA, INC. By _______________________________ Name: Title:

[Signature Page to Intellectual Property Security Agreement]

Address of Bank: 2350 Mission College Blvd, Suite 988 Santa Clara, California 95054 Attn: Kelvin P. Chan	BANK: EAST WEST BANK By: _______________________________ Name: Title: